UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 11, 2026

DATAMEDS AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 950, Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 844-203-6092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MEDS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2026, DataMeds AI, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with Axe Compute Inc., a Delaware corporation (“Seller”), pursuant to which the Company purchased from Seller all of the issued and outstanding shares of common stock of Helomics Corporation, a Delaware corporation (“Helomics”), for aggregate consideration consisting of (i) 636,328 shares of the Company’s common stock, representing approximately 19.99% of the number of shares of the Company’s common stock outstanding immediately prior to the parties’ entry into the Purchase Agreement (the “Consideration Shares”), and (ii) a convertible promissory note in the original principal amount of $1,363,672.00. The closing of the transactions contemplated by the Purchase Agreement occurred simultaneously with the execution and delivery of the Purchase Agreement on September 11, 2026.

As a result of this transaction, Helomics became a wholly owned subsidiary of the Company.

The Convertible Note accrues interest at a simple rate of 7% per annum and, unless earlier converted, is due and payable on September 11, 2029, at the Company’s election or upon demand by the holder. Subject to receipt of the stockholder approval described below, the holder may elect at any time prior to the maturity date to convert the outstanding principal and unpaid accrued interest of the Convertible Note into the shares of the Company’s common stock at a conversion price of $1.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and similar events). The Convertible Note will automatically convert into shares of the Company’s common stock upon receipt of stockholder approval.

If, at any time while the Convertible Note is outstanding, but subject to customary exceptions, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock or securities convertible into or exercisable or exchangeable for shares of common stock at an effective price per share below the then-current conversion price, the conversion price will automatically be reduced to such lower price. Any modification, repricing, cancellation and reissuance, or other change to the terms of any outstanding options, warrants, convertible securities or similar instruments that reduces the price at which common stock may be acquired is treated as a new issuance at the reduced price.

Within 75 days following the Closing, the Company agreed to call and hold a meeting of its stockholders to seek approval, in accordance with Nasdaq Listing Rule 5635(d), for the issuance of the shares of the Company’s common stock upon conversion of the Convertible Note.

The Convertible Note is a general unsecured obligation of the Company and is subordinated in right of payment to the Company’s existing and future indebtedness for borrowed money owed to banks, commercial finance lenders and similar institutions. The Convertible Note contains customary events of default, including failure to make required payments and certain bankruptcy-related events, upon the occurrence of which the outstanding principal and accrued interest may become immediately due and payable.

Seller agreed, for a period of six months following the closing of the transactions under the Purchase Agreement, to vote all shares of the Company’s common stock beneficially owned by Seller in accordance with the recommendation of the Company’s board of directors on matters submitted to a vote of the Company’s stockholders.

The Consideration Shares and the Convertible Note (and the shares of the Company’s common stock issuable upon conversion thereof) were issued (and will be issued) in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and constitute “restricted securities” under the Securities Act. Seller agreed, subject to customary exceptions, not to transfer any Consideration Shares, the Convertible Note or any shares issuable upon conversion thereof for a period of 12 months following the Closing.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and Seller.

The foregoing descriptions of the Purchase Agreement and the Convertible Note do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement and the Convertible Note, copies of which are filed as exhibits to this report and are incorporated by reference herein.

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The Purchase Agreement has been provided investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller or Helomics or otherwise to modify or supplement any factual disclosures about the Company in its reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to SEC filings, and may have been used for purposes of allocating risk among the parties to the Purchase Agreement. Certain of the exhibits and schedules that are a part of the Purchase Agreement, including the disclosure schedule, are not being filed and contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03 to the extent such information is responsive to the disclosure requirements of Item 2.03 of Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02 to the extent such information is responsive to the disclosure requirements of Item 3.02 of Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On September 15, 2026, the Company issued a press release announcing the acquisition of Helomics. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Stock Purchase Agreement dated as of September 11, 2026 between DataMeds AI, Inc. and Axe Compute Inc.

4.1	Form of Convertible Promissory Note issued on September 11, 2026 to Axe Compute Inc.

99.1	Press Release dated September 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a) of Regulation S-K. The registrant will furnish copies of any schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DataMeds AI, Inc.

Date: September 16, 2026	By:	/s/ Prashant Patel
Prashant Patel, President

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